UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                            REDIFF.COM INDIA LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

       Republic of India                                   Not Applicable
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                                   First Floor
                          Mahalaxmi Engineering Estate
                          L.J. Road No. 1, Mahim (West)
                                 Mumbai 400 016
                                Republic of India
                    (Address of Principal Executive Offices)
                              -------------------

                   ADR LINKED EMPLOYEE STOCK OPTION PLAN-2006
                            (Full title of the plan)
                              -------------------
                              CT Corporation System
                               818 West 7th Street
                              Los Angeles, CA 90017
                     (Name and Address of Agent for Service)

                                 (213) 627-8252
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                             Jonathan B. Stone Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                               New York, NY 10036
                                 (212) 735-3000

                         CALCULATION OF REGISTRATION FEE

                                         Amount        Proposed            Proposed             Amount of
                                         To Be         Maximum Offering    Maximum Aggregate    Registration
Title of Securities To Be Registered     Registered(1) Price Per Share(2)  Offering Price(2)    Fee
--------------------------------------  -------------- ------------------ -------------------  -------------
Equity shares of Rediff.com              335,000          $ 17.765          $ 11,902,550        $ 365.41
India Limited, par value Rs 5,
each represented by 2 ADRs ((3))


Notes:

(1) This Registration Statement covers the aggregate number of equity shares which may be sold upon the exercise of options which have been granted and may be granted under the ADR Linked Employee Stock Option Plan-2006 (the "Plan"). This Registration Statement shall also cover any additional equity shares of Rediff.com India Limited that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected by the Registrant without the receipt of consideration which results in an increase in the number of Registrant's outstanding equity shares.

(2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee of shares available for future awards under the plan, based on the average high and low sales price of the American Depositary Shares ("ADSs") on The NASDAQ Stock Market as of June 11, 2007.

(3) ADSs evidenced by American Depository Receipts ("ADRs") issuable on deposit of the equity shares registered hereby have been registered under a separate statement of Form F-6. Each ADS will represent one-half of one equity share, par value of Rs 5 per equity share.

                                     PART I

              Information Required in the Section 10(a) Prospectus

         All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         Rediff.com India Limited (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2006 (File No. 000-30735), filed with the Commission on September 29, 2006, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on November 7, 2006;

         (c) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on December 13, 2006;

         (d) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on December 19, 2006;

         (e) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on January 17, 2007;

         (f) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on January 23, 2007;

         (g) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on March 1, 2007;

         (h) The Registrant's Report of Foreign Issuer on Form 6-K (File No. 000-30735) filed with the Commission on May 16, 2007; and

         (i) The description of the Registrant's American Depository Shares representing Equity Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-30735), filed with the Commission pursuant to Section 12(g) of the Exchange Act on May 31, 2000, including any subsequent amendment or report filed for the purpose of updating that description.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Registrant has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements with its directors and officers which, among other things, indemnify such persons for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant.

         The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------



                                                                        Incorporated by Reference
Exhibit                                                         ---------------------------------------
Number                   Exhibit Description                     Form    File No.  Exhibit  Filing Date   Filed Herewith
-------- -----------------------------------------------------  ------  ---------  -------  ----------- ----------------
4.1      Articles of Association, as amended.                                                                  X

4.2      Memorandum of Association, as amended.                                                                X

4.3      Certificate of Incorporation, as amended.               F-1       333-      3.3      May 19,
                                                                         373776               2000

4.4      Amended and Restated Shareholder Rights Agreement,      F-1       333-      4.3      May 19,
         dated February 24, 2000.                                         373776               2000

5        Opinion and consent of legal counsel.                                                                 X

23.1     Consent of Deloitte Haskins & Sells.                                                                  X

23.2     Consent of legal counsel (contained in Exhibit 5).                                                    X

24       Power of Attorney (included on the signature page                                                     X
         hereto).

99.1     ADR Linked Employee Stock Option Plan-2006.                                                           X



Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into this Registration Agreement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, Republic of India, on June 18, 2007.


                                         Rediff.com India Limited


                                         By:  /s/ Joy Basu
                                             ------------------------------
                                             Joy Basu
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby constitute and appoint Ajit Balakrishnan, Chairman and Managing Director, and Joy Basu, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature                                    Title                      Date
-------------------------------   -------------------------------  -------------

 /s/ Ajit Balakrishnan            Chairman and Managing Director     May 3, 2007
-------------------------------
   Ajit Balakrishnan

 /s/ Joy Basu                        Chief Financial Officer       June 18, 2007
-------------------------------
   Joy Basu

 /s/ Diwan Arun Nanda                        Director                May 3, 2007
-------------------------------
   Diwan Arun Nanda

 /s/ Sunil N. Phatarphekar                   Director                May 3, 2007
-------------------------------
   Sunil N. Phatarphekar

 /s/ Pulak Prasad                            Director                May 3, 2007
-------------------------------
   Pulak Prasad

 /s/ Ashok Narasimhan                        Director               May 11, 2007
-------------------------------
   Ashok Narasimhan

 /s/ Sridar A. Iyengar                       Director               June 6, 2007
-------------------------------
   Sridar A. Iyengar

 /s/ Rashesh C. Shah                         Director                May 9, 2007
-------------------------------
   Rashesh C. Shah

 /s/ Rajeev Bhambri               Authorized U.S. Representative     May 3, 2007
-------------------------------
   Rajeev Bhambri

                                  EXHIBIT INDEX


                                                                        Incorporated by Reference
Exhibit                                                         ---------------------------------------
Number                   Exhibit Description                     Form    File No.  Exhibit  Filing Date   Filed Herewith
-------- -----------------------------------------------------  ------  ---------  -------  ----------- ----------------
4.1      Articles of Association, as amended.                                                                  X

4.2      Memorandum of Association, as amended.                                                                X

4.3      Certificate of Incorporation, as amended.               F-1       333-      3.3      May 19,
                                                                         373776               2000

4.4      Amended and Restated Shareholder Rights Agreement,      F-1       333-      4.3      May 19,
         dated February 24, 2000.                                         373776               2000

5        Opinion and consent of legal counsel.                                                                 X

23.1     Consent of Deloitte Haskins & Sells.                                                                  X

23.2     Consent of legal counsel (contained in Exhibit 5).                                                    X

24       Power of Attorney (included on the signature page                                                     X
         hereto).

99.1     ADR Linked Employee Stock Option Plan-2006.                                                           X
